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                                                                  EXHIBIT 23(a)

Coopers                     certified public accountants
& Lybrand






                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Brown-Forman Corporation on Form S-3 of our report dated June 14, 1993, on our audits of the consolidated financial statements and financial statement schedules of Brown-Forman Corporation as of April 30, 1993, 1992, and 1991, and for the years ended April 30, 1993, 1992, and 1991, which report is included in the Annual Report on Form 10-K for the year ended April 30, 1993. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand

Louisville, Kentucky
March 4, 1994